Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We have issued our report dated March 16, 2009, on the consolidated financial statements of NewBridge Bancorp and subsidiaries and our report is included in the Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference into this Registration Statement. We hereby consent to the incorporation by reference of said report in this Registration Statement of NewBridge Bancorp on Form S-8.
/s/ Grant Thornton LLP
Raleigh, North Carolina
June 18, 2009